SCHEDULE II
                 INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
      SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                             SHARES PURCHASED        AVERAGE
                 DATE        SOLD(-)                 PRICE(2)

PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD
            GAMCO INVESTORS, INC.
              4/24/96              300-           65.0000
              4/16/96            2,000-           65.0625
              4/11/96            1,500-           65.2500
              4/09/96            2,500-           65.2500
              3/28/96              200-           61.0000
              3/28/96              200            61.0000
              3/25/96              300-           65.1250
              3/05/96            1,700-           65.3235
              3/04/96              300-           66.0000



























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



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